SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 3, 2006

Capital Growth Systems, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Florida

(State or Other Jurisdiction of Incorporation)

0-30831	65-0953505
(Commission file number)	(IRS employer identification no.)

50 East Commerce Drive, Schaumburg, Illinois 60173

(Address of Principal Executive Offices, Including Zip Code)

(630) 872-5800

(Registrant's Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

ITEM 4.01. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

Previous independent registered public accounting firm

On January 3, 2006, Capital Growth Systems, Inc. ("CGSI" or the “Registrant”) dismissed its independent auditor, Russell Bedford Stefanou Mirchandani LLP, Certified Public Accountants ("Russell Bedford"). The decision to dismiss Russell Bedford as the Company’s independent registered public accounting firm was approved by the Company’s Board of Directors on January 3, 2006.

The report of Russell Bedford on CGSI’s consolidated financial statements for the year ended December 31, 2004 did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principle.

During the year ended December 31, 2004, and through January 3, 2006, the Company has not had any disagreements with Russell Bedford on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Russell Bedford, would have caused them to make reference thereto in their report on the Registrant’s consolidated financial statements for such year.

New independent registered public accounting firm

On January 3, 2006, CGSI engaged Plante & Moran, LLP as the Registrant's independent accountants to report on the Registrant's consolidated balance sheet as of December 31, 2005, and the related consolidated statements of income, stockholders' equity and cash flows for the year then ended. The decision to appoint Plante & Moran, LLP was approved by the Registrant's Board of Directors.

During the Registrant's two most recent fiscal years and any subsequent interim period prior to the engagement of Plante & Moran, LLP, neither the Registrant nor anyone on the Registrant's behalf consulted with Plante & Moran, LLP regarding either (i) the application of accounting principles to a specified transaction, either contemplated or proposed, or the type of audit opinion that might be rendered on the Registrant's financial statements, or (ii) any matter that was either the subject of a "disagreement" or a "reportable event."

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit 16.1 Letter from Russell Bedford Stefanou Mirchandani LLP to the Securities and  Exchange Commission dated January 5, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL GROWTH SYSTEMS, INC.

By:	/s/ Lee Wiskowski
Lee Wiskowski,
Co-Chief Executive Officer

Dated: January 6, 2006

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 16.1	Letter from Russell Bedford Stefanou Mirchandani LLP to the Securities and
Exchange Commission dated January 5, 2006